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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of Halcón Resources Corporation (formerly RAM Energy Resources, Inc., a Delaware corporation) of our report dated March 5, 2012 (except for effect of the restatement discussed in Note 2, as to which the date is February 28, 2013), with respect to the consolidated financial statements of Halcón Resources Corporation as of December 31, 2011, and for each of the two years in the period ended December 31, 2011, included in the Company's annual report on Form 10-K for the year ended December 31, 2012.

        In addition, we consent to the incorporation by reference in this Registration Statement on Form S-3, of Halcón Resources Corporation (formerly RAM Energy Resources, Inc., a Delaware corporation) of our report dated June 21, 2012, with respect to the statement of revenues and direct operating expenses of the East Texas Assets purchased by Halcón Resources Corporation for the period from February 1, 2011 to December 31, 2011, included in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2012.

        We also consent to the incorporation by reference in this Registration Statement on Form S-3, of Halcón Resources Corporation (formerly RAM Energy Resources, Inc., a Delaware corporation) of our report dated October 15, 2012, with respect to the statement of revenues and direct operating expenses of the Williston Basin Assets purchased by Halcón Resources Corporation for each of the three years in the period ended December 31, 2011, included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2012.

        We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ UHY LLP

Houston, Texas
September 27, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM